PROSPECTUS Dated                              Pricing Supplement No. 03
January 6,2000                                Effective September 18,2000
And PROSPECTUS SUPPLEMENT
Dated August 29,2000


                       U.S. $200,000,000              Rule 424 (B)(3)
                                                   Registration Statement

                    FORD MOTOR CREDIT COMPANY         No. 333-91953

                       FIXED-RATE NOTES


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                    Interest Rate Per Annum

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Period        One       Two      Three     Five     Seven    Ten
Beginning     Year      Years    Years     Years    Years    Years
----------   -------   ------   -------   -------  -------   -------
09/18/2000    6.56%     6.63%    6.78%     6.89%    7.21%     7.53%